Exhibit 10.2
First Amendment to Restated Employment Agreement
     This First Amendment to Restated Employment Agreement is made effective on the 31th day of July 2009, between Coeur d’Alene Mines Corporation (“Company”) and K. Leon Hardy (“Employee”).
     Whereas, the parties executed an Employment Agreement dated July 1, 2008 (the “Employment Agreement”), and
     Whereas the Employment Agreement was further amended and then subsequently restated effective December 31, 2008 (“Restated Employment Agreement”) whereby the current term runs through June 30, 2010, and
     Whereas the parties desire to further extend the term of the Restated Employment Agreement as contemplated by the Restated Employment Agreement and as set forth below;
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:
1. Term Of Employment. The Restated Employment Agreement shall be amended in Section 2 to read that the term of employment shall be extended to the 31st day of July 2011, unless sooner terminated as provided in the Restated Employment Agreement. It is further agreed that the Restated Employment Agreement may be further considered for an additional one year extension during the month of July, 2010 to the end that the parties may once again be bound to a two year duration of the Agreement. It is understood, however, that termination can occur in accordance with the provisions of paragraph 7 of the Restated Employment Agreement, notwithstanding anything to the contrary in this First Amendment to the Restated Employment Agreement.
2. Compensation. The Restated Employment Agreement shall be amended in Section 3 (c) to read that the Employee shall have an opportunity to earn a bonus during each calendar year targeted to be 45% of Employee’s then current annual salary, which, at the date of this Agreement, is the potential sum of $103,500 and a maximum of $207,000 (AIP). In addition, Employee shall be eligible to earn an award under the Company’s long-term incentive plan with a target level of 140% or a potential $322,000(LTIP). Such bonuses are at the discretion of the board of directors

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Restated Employment Agreement as of the day and year first written above.
Coeur d’Alene Mines Corporation

By	/s/ Dennis E. Wheeler
Dennis E. Wheeler, President and CEO

/s/ K. Leon Hardy
Employee